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                                                                   EXHIBIT 23.03

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 22, 1997 (except for the fourth paragraph of Note 1, as to which the date is August 15, 2000), with respect to the consolidated financial statements and schedule of Elantec Semiconductor, Inc., included or incorporated by reference in the Registration Statement (Form S-3) and related Prospectus of Elantec Semiconductor Inc. for the registration of shares of its common stock.

                                          /s/ Ernst & Young LLP

San Jose, California
August 15, 2000